 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2025

The Eastern Company
(Exact Name of Registrant as Specified in Charter)

Connecticut	001-35383	06-0330020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut 06484

(Address of Principal Executive Offices) (Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On May 28, 2025, the Company committed to and commenced a reduction in force to reduce operating costs and better align its workforce with the needs of its business following a comprehensive review of its structure. The reduction in force is expected to be completed in the 2nd quarter of 2025.  The Company expects that the workforce reduction will decrease its annual operating costs by approximately $4.0 million.

In connection with the reduction in force, the Company estimates that it will incur aggregate charges of approximately $1.0 million, which will be recorded primarily in the 2nd quarter of 2025, related to severance payments and other employee-related costs, and contract termination costs. The cash payments related to the personnel-related reduction in force and contract termination costs will be paid primarily during the 2nd quarter of 2025.  The charges that the Company expects to incur in connection with the workforce reduction and contract terminations are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities. Risks and uncertainties facing the Company are described more fully in its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2025, under the heading “Risk Factors,” and other documents that the Company has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Item 2.05. The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Item 2.05.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Eastern Company

Date: May 28, 2025	By:	/s/ Nicholas Vlahos
Nicholas Vlahos
Chief Financial Officer

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